Exhibit 10.8

BIONOMICS LIMITED

ACN 075 582 740

EMPLOYEE SHARE OPTION PLAN

NOVEMBER 2014

PLAN TERMS

BIONOMICS LIMITED

EMPLOYEE SHARE OPTION PLAN

PLAN TERMS

1.	NAME OF PLAN

The name of the employee share option plan established by these terms is the “Bionomics Employee Share Option Plan” or such other name as the Board may determine from time to time.

2.	DEFINITIONS AND INTERPRETATION

2.1.	Definitions

In these terms, unless the context otherwise requires:

“Acceptance Closing Day” means the day determined by the Board as being the last day on which an Eligible Participant may accept Options.

“ASX” means Australian Securities Exchange Limited ACN 008 624 691.

“ASX Listing Rules” means the Official Listing Rules of ASX and any other applicable rules of ASX, each as amended or replaced from time to time, except to the extent of any express written waiver by ASX.

“Board” means the board of directors of the Company from time to time.

“Company” means Bionomics Limited ACN 075 852 740 and its related body corporates.

“Eligible Participant” means:

(a)

a person who is an employee of the Company or a related body corporate of the Company and who has been a full time or part time employee of the Company or a related body corporate for a period (whether continuous or not) of not less than 6 months (or such shorter period as the Board may determine); or

(b)	a director of the Company or a related body corporate of the Company.

“Exercise Period,” means the period during which Options may be exercised, as determined in accordance with clause 8.2.

“Exercise Price” means the exercise price of an Option, as determined in accordance with clause 8.1.

“Invitation” means an invitation to Eligible Participants to take Options.

“Marketable Parcel” has the meaning given to it in the ASX Listing Rules.

“Option” means a right to subscribe for one Share subject to the terms of this Plan.

“Plan” means this Bionomics Employee Share Option Plan.

“Retirement” means:

(a)	the termination of an Eligible Participant’s employment with the Company by reason of:

(i)	the attainment of the age of 65 years, or such other age as the Board may from time to time specify as the maximum age for retirement, or an earlier age with the consent in writing of the Company; or

(ii)	illness or incapacity as certified by a medical practitioner who is approved in writing by the Company; or

(b)	in the case of a non-executive director, the director ceasing to hold office as a director for any reason.

“Retrenchment” means the termination of an Eligible Participant’s employment by the Company due to his or her position becoming obsolete or redundant.

“Share” means a fully paid ordinary share in the Company.

2.2.	Interpretation Rules

In these terms unless a contrary intention appears:

(a)	a reference to the terms is a reference to these terms as amended, varied, novated, supplemented or replaced from time to time;

(b)	a reference to any legislation or a provision of any legislation includes:

(i)	all regulations, orders or instruments issued under the legislation or provision; and

(ii)	any modification, consolidation, amendment, re-enactment, replacement or codification of such legislation or provision;

(c)	words or expressions:

(i)	importing the singular include the plural and vice versa;

(ii)	denoting individuals include corporations, firms, unincorporated bodies, authorities, and individuals;

(d)	where a word or phrase is defined or given a meaning, any other part of speech or grammatical form has a corresponding meaning; and

(e)	a reference to a clause number is a reference to a clause of these terms.

3.	COMMENCEMENT OF PLAN

The Plan will take effect from such date as the Board may determine.

4.	ADMINISTRATION OF PLAN

The Plan will be administered by the Board, which has the power to:

(a)	determine appropriate procedures for administration of the Plan consistent with these terms;

(b)	resolve conclusively all questions of fact or interpretation arising in connection with the Plan;

(c)	subject to any restrictions imposed by the Corporations Act 2001 or the ASX Listing Rules:

(i)	revoke or amend the terms of this Plan; and

(ii)	suspend or terminate this Plan;

but no such revocation, amendment, suspension or termination will affect the rights of an Eligible Participant issued Options before the date of the revocation, amendment, suspension or termination, or the terms of those Options.

5.	INVITATIONS TO PARTICIPATE

5.1.	Board to Determine

The Board will have the sole discretion to determine which Eligible Participants are to be issued Invitations and when those Invitations are to be made.

5.2.	Invitation Requirements

Each Invitation must specify:

(a)	the maximum number of Options to which the Eligible Participant is entitled;

(b)	the date of the Acceptance Closing Day;

(c)	the Exercise Price and Exercise Period for those Options;

(d)	the manner in which the Invitation may be accepted; and

(e)	any other terms and conditions to which those Options will be subject or which must exist before any or all of the Options are issued.

An Invitation may contain any other information which the Board sees fit to include.

6.	ACCEPTANCE BY AN ELIGIBLE PARTICIPANT

6.1.	Acceptance Form

In order to accept Options to which he or she is entitled, an Eligible Participant must:

(a)	comply with the manner of acceptance specified in the Invitation in relation to those Options; and

(b)	ensure that such acceptance is received at the Company’s registered office or such other address as the Company may specify by no later than 5.00pm (Adelaide time) on the Acceptance Closing Day.

6.2.	Part Acceptance

Where an Eligible Participant elects to accept less than all of the Options offered in an Invitation, his or her election must be in multiples of 100.

7.	GRANT OF OPTIONS

Upon receipt of an acceptance pursuant to clause 6, the Company must:

(a)

grant to an Eligible Participant, at no cost, the number of Options accepted by the Eligible Participant (provided that such number must not exceed the number of Options offered to the Eligible Participant in the Invitation to which acceptance relates); and

(b)	issue a certificate or holding statement for those Options.

A certificate or holding statement issued in respect of Options must specify the Exercise Price and Exercise Period of those Options.

8.	EXERCISE PRICE AND EXERCISE PERIOD

8.1.	Exercise Price

Unless otherwise determined by the Board, the Exercise Price of Options granted under this Plan will be the weighted average closing price of Shares traded on ASX for the 7 days of trading immediately preceding the date of an Invitation.

8.2.	Exercise Period

(a)

Subject to paragraph (b) of this clause and clauses 13 and 17 and unless otherwise determined by the Board, Options held by an Eligible Participant will become exercisable during the following periods:

(A)	as to 1/5 of the Options the period commencing on the first anniversary of acceptance of the Invitation relating to those Options;

(B)	as to 1/5 of the Options the period commencing on the second anniversary of acceptance of the Invitation relating to those Options;

(C)	as to 1/5 of the Options the period commencing on the third anniversary of acceptance of the Invitation relating to those Options;

(D)	as to 1/5 of the Options the period commencing on the fourth anniversary of acceptance of the Invitation relating to those Options; and

(E)	as to 1/5 of the Options the period commencing on the fifth anniversary of acceptance of the Invitation relating to those Options,

and ending at 5.00pm (Adelaide time) on the date that is 5 years after the commencement of the period.

(b)	Unless otherwise determined by the Board:

(i)

the Exercise Period of an Option determined under paragraph (a) will terminate 30 days after the date on which the Eligible Participant ceases to be an Eligible Participant other than by reason of death, Retrenchment or Retirement; and

(ii)

Options held by an Eligible Participant will lapse and not become exercisable if the Eligible Participant ceases, other than by reason of death, Retrenchment or Retirement, to be an Eligible Participant before the commencement of the Exercise Period of those Options.

9.	EXERCISE OF OPTIONS

9.1.	Exercise Notice

An Eligible Participant may exercise an Option which has become exercisable by sending to the Company at its principal place of business or such other address as the Company may specify, at any time during the Exercise Period:

(a)

the notice set out at the end of these terms (or any additional copy of that notice subsequently requested and received from the Company by the Eligible Participant) specifying the number of Options which the Eligible Participant wishes to exercise; and

(b)	a cheque for the amount which represents the aggregate of the Exercise Price for each of the Options to be exercised.

9.2.	Marketable Parcel

Where an Eligible Participant elects to exercise less than all of his or her Options, the number exercised must not be less than the number of Options the exercise of which would result in the allotment of a Marketable Parcel of shares.

10.	ALLOTMENT OF SHARES

10.1.	Company’s Obligation

The Company must, as soon as possible after receiving from an Eligible Participant the notice and cheque referred to in clause 9:

(a)	allot to the Eligible Participant the Shares to which the Eligible Participant is entitled pursuant to the Options exercised;

(b)	enter the name of the Eligible Participant in the Company’s share register as the holders of those Shares; and

(c)	issue, or cause to be issued, to the Eligible Participant a holding statement in respect of the Shares.

10.2.	Ranking

Shares allotted pursuant to this clause 10 (“Option Shares”) will rank equally with, and have the same rights and entitlements as, the other Shares on issue as at the date the Option Shares are allotted (“Other Shares”), other than any right or entitlement applicable to the Other Shares which has accrued prior to the date of allotment of the Option Shares.

11.	STOCK EXCHANGE LISTING

The Company must, as soon as possible after allotting any Share pursuant to clause 10.1, apply to ASX for quotation of that Share unless that Share is a restricted security for the purposes of the ASX Listing Rules, in which case the Company must apply for quotation of the Share as soon as practicable after the Share ceases to be a restricted security.

12.	DEALING

12.1.	Restrictions on Dealing

Subject to clause 12.3, an Eligible Participant must not assign, transfer or otherwise deal with an

Option without the Company’s prior written consent.

12.2.	Exceptions

Notwithstanding clause 12.1, an Option may be transferred to the legal personal representative of an Eligible Participant who has died or whose estate is liable to be dealt with under laws relating to mental health. Upon the occurrence of such a transfer, the Company must register the legal personal representative as the holder of the relevant Options and issue a certificate or holding statement to that person.

12.3.	Registration of Transfer

Upon the occurrence of any transfer in accordance with this clause 12, the Company must register the transferee as the holder of the relevant Options.

13.	LAPSE OF OPTIONS

Unless otherwise specified in the Invitation in relation to the relevant Options and in addition to the circumstances described in clause 8.2(b), an Option granted under the Plan will lapse: at the end of the Exercise Period in relation to that Option.

14.	CAPITAL REORGANISATIONS, NEW ISSUES AND TAKEOVERS

14.1.	Consolidation

If the Company’s share capital is consolidated, Options held by an Eligible Participant must be consolidated in the same ratio as Shares are consolidated. The Exercise Price of each Option so consolidated will be amended inversely to the ratio in which Shares are consolidated. In all other respects, the terms of each Option so consolidated will remain the same as each original Option.

14.2.	Sub-division

If the Company’s share capital is sub-divided, Options held by an Eligible Participant will be sub-divided in the same ratio as Shares are sub-divided. The Exercise Price of each Option so sub-divided must be amended inversely to the ratio in which Shares are sub-divided. In all other respects, the terms of each Option so sub-divided will remain the same as each original Option.

14.3.	Return of Capital

If the amount paid up in respect of Shares is reduced by a return of capital, the number of Options held by an Eligible Participant will remain the same, but the Exercise Price of each Option must be reduced by the same amount as the amount returned in relation to each Share. In all other respects, the terms of each Option will remain the same.

14.4.	Cancellation in the Event of Lost Capital

If part of the amount paid up in respect of Shares is cancelled because such capital has been lost or is no longer represented by assets, but no Shares are cancelled, the number of Options held by an Eligible Participant and the Exercise Price of an Option will remain unchanged.

14.5.	Pro Rata Cancellation of Capital

If Shares are cancelled on a pro rata basis, the number of Options held by an Eligible Participant will be reduced by cancelling Options in the same ratio as Shares are cancelled. The Exercise Price of each remaining Option will be amended inversely to the ratio in which the Shares are cancelled. In all other respects, the terms of each remaining Option will remain the same.

14.6.	Other Reorganisations

If the Company’s share capital is reorganised in any other way, the number of Options held by an Eligible Participant or the Exercise Price of an Option, or both, will be amended in accordance with the ASX Listing Rules so that the Eligible Participant does not receive a benefit which the holder of Shares does not receive.

14.7.	ASX Listing Rules

Despite clauses 14.1 to 14.6, the rights of an Eligible Participant in respect of the Options held by the Eligible Participant are subject to the ASX Listing Rules as they apply to capital reorganisation. In the event of any amendment to the ASX Listing Rules, the rights of an Eligible Participant will be deemed to be amended to the extent necessary to comply with the ASX Listing Rules as amended.

15.	NEW ISSUES

15.1.	Option must be Exercised

An Eligible Participant cannot, in respect of any Option held under this Plan, participate in a new issue of Shares without first exercising that Option.

15.2.	Notice to be Given

If the Company proposes to make a new issue of Shares (other than pursuant to this Plan, the Bionomics Limited Employee Share Plan, a private placement, a dividend reinvestment plan, a share purchase plan. a bonus share plan, a rights issue or any other employee share or option plan designated by the Board, applying from time to time), the Company must give written notice to each Eligible Participant who holds Options of the proposed issue at least 30 days before the record date for that issue.

15.3.	Bonus Issue

If a bonus issue is made to the holders of Shares in the Company (other than pursuant to any dividend reinvestment plan or bonus share plan applying from time to time), the number of Shares over which an Option is exercisable will be increased by the number of Shares which the Eligible Participant would have received under the bonus issue if the Eligible Participant had exercised the Option before the record date for that bonus issue.

15.4.	Pro Rata Issue

If a pro rata issue (other than a bonus issue) is made to the holders of Shares, the Exercise Price of an Option must be reduced in accordance with the ASX Listing Rules.

16.	FRACTIONAL ENTITLEMENTS

Any entitlements to a fraction of a Share resulting from the operation of any provision in clauses 14 and 15 will be disregarded.

17.	TAKEOVERS

17.1.	If a takeover offer is made for all or any proportion of the Shares, the Company may give written notice of that offer to each Eligible Participant who holds Options.

17.2.	If notice is given of a general meeting of the Company’s shareholders held pursuant to the Corporations Act 2001 to consider a resolution to agree to any acquisition of Shares,

the Company may give written notice of that meeting to each Eligible Participant who holds Options.

17.3.

Where an Eligible Participant holds Options which have not become exercisable pursuant to clause 8.2 of these terms, those Options will be deemed to have become exercisable on the date on which the Eligible Participant receives notice pursuant to clauses 17.1 or 17.2. The date on which those Options lapse will remain unchanged.

18.	COMPLIANCE WITH ASX LISTING RULES

If there is an inconsistency between the ASX Listing Rules and these terms, these terms will be deemed to be altered to the extent necessary to comply with the ASX Listing Rules.

19.	GOVERNING LAW

These terms are governed by the law of South Australia.

EXERCISE NOTICE

To:       Bionomics Limited ACN 075 582 740 (“the Company”)

NOTICE OF EXERCISE OF OPTION

NOTICE is hereby given by [insert name of Eligible Participant] (“the Eligible Participant”) that the Eligible Participant irrevocably exercises [the number] option(s) granted to the Eligible Participant by the Company on [date] and a cheque in the amount of [amount of aggregate of Exercise Price] is enclosed pursuant to clause 9.1 of the Bionomics Employee Share Option Plan.

The Eligible Participant agrees to be bound by the Constitution of the Company.

Dated:

Signed by the Eligible Participant	)
)
) )

Signature of Witness	Signature of Eligible Participant

Print Name of Witness
(BLOCK LETTERS)